Exhibit 99.1
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF OHIO
EASTERN DIVISION

IN RE BIG LOTS, INC. SHAREHOLDER LITIGATION	Case No. 2:12-cv-00445-MHW-KAJ

STIPULATION AND AGREEMENT OF SETTLEMENT
This Stipulation and Agreement of Settlement, dated as of December 14, 2017 (the “Stipulation”) is entered into by and among (a) Lead Plaintiffs Louisiana Municipal Police Employees’ Retirement System (“LAMPERS”) and City of Atlanta Firefighters’ Pension Fund (“Atlanta Firefighters”), and plaintiff Lorene Lamb (“Lamb,” and together with LAMPERS and Atlanta Firefighters, the “Consolidated Plaintiffs”); (b) additional plaintiff Alan Brosz (“Brosz,” and together with the Consolidated Plaintiffs, “Plaintiffs”); (c) defendants Jeffrey Paul Berger, Steven S. Fishman, David T. Kollat, Brenda J. Lauderback, Philip E. Mallot, Russell Solt, and Dennis B. Tishkoff (the “Director Defendants”), Joe R. Cooper, Charles W. Haubiel II, Timothy A. Johnson, Robert Craig Claxton, John Charles Martin, Norman J. Rankin, Paul Alan Schroeder, Robert Samuel Segal, and Steven Ray Smart (the “Brosz Defendants,” and, together with the Director Defendants, the “Individual Defendants”); and (d) nominal defendant Big Lots, Inc. (“Big Lots” or the “Company,” and together with the Individual Defendants, the “Defendants”), acting through its Special Litigation Committee (“SLC”), by and through their respective undersigned counsel.1 Subject to the approval of the United States District Court for the Southern District of Ohio, Eastern Division (the “Court”) and the terms and conditions expressly provided herein, this
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1 All term with in initial capitalization not otherwise defined herein shall have the meaning ascribed to them in ¶1 herein.

Stipulation is intended to fully, finally, and forever settle and dismiss with prejudice the above‑captioned consolidated stockholder derivative action (the “Action”) and all claims asserted therein against the Individual Defendants.
SUMMARY OF THE PROCEEDINGS
The Consolidated Action
A.    Between May 21, 2012, and July 2, 2012, Lead Plaintiffs LAMPERS and Atlanta Firefighters and plaintiff Lamb commenced stockholder derivative actions on behalf of Big Lots in the Court seeking redress for alleged breaches of fiduciary duty, unjust enrichment, and other violations of law by certain of the Individual Defendants, certain current and former officers and directors of the Company, in connection with an alleged insider selling scheme perpetrated by these individuals at the expense of the Company and its stockholders (Case No. 12-cv-445, ECF. No. 1; Case No. 12-cv-447, ECF No. 1; Case No. 12-cv-590, ECF No. 1). Each of these actions alleged that a pre-suit demand on the Board of Directors of Big Lots (the “Board”) was futile, and, by Order dated August 10, 2012, were consolidated (the “Consolidated Action”) (ECF No. 29).
B.    The Consolidated Plaintiffs filed their Consolidated Verified Shareholder Derivative Complaint (the “Consolidated Complaint”) on behalf of Big Lots on August 13, 2012 (ECF No. 30). In addition to the claims pled in the initial complaints, the Consolidated Complaint added a claim for corporate waste (which was pled in Case No. 12-cv-590 (CEF No.1) but not the other complaints) against the Director Defendants in connection with the Company’s repurchase of $99 million worth of Big Lots common stock during the first quarter of fiscal 2012 pursuant to a share repurchase program approved by the Board in 2011. See id. The Defendants moved to dismiss the Consolidated Complaint pursuant to Rules 12(b)(6) and 23.1 of the Federal Rules of Civil Procedure, which the Consolidated Plaintiffs opposed (ECF Nos. 33-35).

C.    On April 14, 2015, the Court issued an Opinion and Order holding that the “[Consolidated] Plaintiffs have satisfied Ohio’s requirements for demonstrating [demand] futility and have done so with the particularity required by Rule 23.1,” but dismissed all claims, holding, inter alia, that insider trading does not give rise to a derivative claim under Ohio law and dismissed the Consolidated Plaintiffs’ insider selling claims with prejudice (ECF No. 44). Although the Court dismissed the Consolidated Plaintiffs’ corporate waste claim, the Court permitted the Consolidated Plaintiffs to move for leave to amend the Consolidated Complaint with respect to that claim. Id.
D.    On August 3, 2015, the Court entered an Opinion and Order granting the Consolidated Plaintiffs’ motion for leave to amend and deemed filed Plaintiffs’ Verified Consolidated Amended Shareholder Derivative Complaint (the “Amended Complaint”) (ECF No. 56). In so holding, the Court found that the Amended Complaint adequately pled a claim for corporate waste against the Director Defendants. On September 30, 2015, Defendants answered the Amended Complaint.
E.    Thereafter, the Consolidated Plaintiffs, Big Lots and the Director Defendants engaged in extensive discovery, including party and third-party document productions, totaling nearly a million pages of documents, and participated in numerous meet and confer sessions.
F.    During the Spring of 2016, the Consolidated Plaintiffs, Big Lots and the Director Defendants agreed to participate in mediation. On May 9, 2016, Lead Counsel and counsel for the Director Defendants and Big Lots attended an in-person mediation in New York, NY before Robert A. Meyer, Esq. (the “Mediator”). In advance of that mediation session, Lead Counsel submitted a settlement demand to counsel for the Company and counsel for the Director Defendants, and Lead Counsel and the Director Defendants submitted and exchanged detailed mediation statements and exhibits, which addressed the issues of liability, causation and damages. The mediation session ended without any settlement agreement being reached.
G.    Thereafter, the Consolidated Plaintiffs, Director Defendants and the Company engaged in further discovery of the merits of the case, as well as further settlement discussions.
The Brosz Action
H.    On January 28, 2013, Brosz issued a pre-suit demand (the “Demand”) to the Board under Ohio law. The Demand alleged that current and former directors and officers of Big Lots had committed breaches of fiduciary duty and other violations of law and demanded that the Board investigate and take action against those individuals.
I.    On September 9, 2013, counsel for Brosz received correspondence from counsel for the “Special Demand Committee” that had been appointed by the Board in response to the Demand, which notified Brosz that the Board would not pursue the allegations asserted in the Demand because the Special Demand Committee had determined that the individuals named in the Demand did not breach their fiduciary duties or otherwise violate applicable law.
J.    Brosz subsequently filed a Verified Shareholder Derivative Complaint (the “Initial Brosz Complaint”) on behalf of the Company in this Court on October 18, 2013, which alleged that the refusal of the Demand was wrongful and which asserted claims for breach of fiduciary duty, unjust enrichment, gross mismanagement, and corporate waste against the Individual Defendants. The Defendants moved to dismiss the Initial Brosz Complaint on December 18, 2013, arguing that the refusal of the Demand was proper and that Brosz had not adequately stated claims for relief. Brosz opposed the motion to dismiss in all respects, and briefing in connection with the motion to dismiss was completed by January 30, 2014.
K.    The Court granted the Defendants’ motion to dismiss the Initial Brosz Complaint on April 14, 2015, concluding that Brosz had not sufficiently alleged that the Demand was wrongfully refused and that Brosz failed to adequately state claims for relief on behalf of the Company. The Court granted Brosz leave to file an amended complaint, however, with respect to allegations of wrongful refusal of the Demand and the claim for corporate waste. All other claims were dismissed with prejudice.
L.    On May 8, 2015, pursuant to Ohio Rev. Code § 1701.37, Brosz issued an inspection request (the “Inspection Request”) to the Company. In the Inspection Request, Brosz demanded, inter alia, the production of all books and records created by, distributed to, or reviewed by, the Board, the Special Demand Committee or any other committees or subcommittees in connection with their respective evaluations of the allegations set forth in the Demand, and any written communications and findings of the Board and Special Demand Committee regarding the evaluation of the allegations contained in the Demand, and/or rejection of all of the allegations contained in the Demand. On July 2, 2015, in response to the Inspection Request, the Company produced 154 pages of non-public documents to counsel for Brosz.
M.    On August 17, 2015, Brosz filed an Amended Verified Shareholder Derivative Complaint (the “Amended Brosz Complaint”), which alleged that the refusal of the Demand was wrongful based on the non-public documents obtained from Big Lots via the Inspection Request, and which asserted an amended claim for corporate waste against the Individual Defendants. The Defendants filed a motion to dismiss the Amended Brosz Complaint on September 30, 2015, again arguing that the refusal of the Demand was proper. The Defendants additionally argued that the Amended Brosz Complaint should be dismissed in light of the earlier-filed Consolidated Action, or in the alternative that the Brosz Action should be consolidated with the Consolidated Action since the cases shared common issues of law and fact.

The Big Lots Special Litigation Committee
N.    On August 1, 2016, after it was clear the mediation would not result in a settlement, the Board, pursuant to Ohio Rev. Code § 1701.59, formed the SLC to evaluate the Consolidated Action’s and Brosz Action’s derivative claims. The Board delegated to the SLC, inter alia, the power and authority to: (i) investigate the allegations in the Action; (ii) to determine, in its sole discretion, whether it was in the Company’s best interest to assert the claims in the Action; and, (iii) to take such steps on behalf of the Company that it deems necessary or appropriate with respect to the Action and the allegations therein, including prosecuting the claims asserted in the Action, settling such claims, or seeking the dismissal of such claims, and to determine whether further litigation was in the best interests of the Company.
O.    Thereafter, on October 20, 2016, Big Lots filed motions to stay in each of the Consolidated Action and Brosz Action in order to afford the SLC sufficient time to investigate and evaluate the derivative claims. Plaintiffs opposed the stay motion filed in each of their actions, and briefing in connection with the stay motions was completed on December 1, 2016. On December 15, 2016, the Court granted the stay motions and ordered a temporary stay to remain in place until March 15, 2017.
P.    On December 29, 2016, the Court issued an Order denying the Defendants’ motion to dismiss the Amended Brosz Complaint. Therein, the Court concluded that Brosz had sufficiently alleged that there was reason to doubt the Board’s business judgment in rejecting the Demand. Further, the Court ordered that the Brosz Action be consolidated with the Consolidated Action.
Q.    The SLC consists of three directors, all of whom joined the Board after the events they were charged with investigating. The SLC’s investigation, conducted with the assistance of counsel independent of the Company, included the review of the same document databases available to Plaintiffs’ Counsel, interviews of fifteen witnesses, and consultation with an expert on securities and corporate governance law and practice. At the conclusion of its investigation, the SLC prepared a 140-page report (the “SLC Report”) which concluded that the corporate waste claim was without merit and that it was in the best interests of the Company that the Action be dismissed. On April 12, 2017, Big Lots, by and through the SLC, filed a motion seeking to file the SLC Report under seal (ECF No. 85). On April 21, 2017, the Court allowed the SLC Report to be filed under seal, (ECF No. 88), and the SLC distributed the SLC Report and its appendices to all parties. In its April 21, 2017 Order, the Court directed the parties to meet and confer regarding what discovery was still outstanding, what discovery was needed based on the SLC Report, and a proposed case schedule moving forward. Id. The Court also directed the parties to file a joint status report with the result of those discussions. Id. The parties submitted the joint status report on May 1, 2017 (ECF No. 94). According to the status report, despite discussions on two separate occasions, the parties were unable to agree on whether merits discovery should proceed pending the SLC’s anticipated motion to dismiss or how discovery related to the SLC Report should move forward. See id. Accordingly, the parties submitted two vastly different proposed schedules. Id.
R.    Following briefing on both the scope of SLC discovery and whether merits discovery should proceed simultaneously therewith, on May 19, 2017, the Court found that merits discovery should proceed, as well as complete discovery on the SLC’s motion to dismiss (the “SLC Motion to Dismiss”), which was filed under seal on May 18, 2017, (ECF No. 100), and entered a schedule governing further proceedings (ECF No. 101). The Defendants appealed the portion of the decision that allowed merits discovery, and, in the alternative, requested that the District Court certify to the Ohio Supreme Court the question of whether Ohio law requires a stay of all merits proceedings when an SLC has filed a motion to dismiss (ECF No. 103). In addition, several Ohio corporations and a law professor sought leave to file a brief as amici curiae (ECF No. 110). In an Opinion and Order dated June 6, 2017, the Court overruled the objection to the discovery order, denied the motion to certify the question to the Ohio Supreme Court, and denied leave to file a brief as amici curiae (ECF No. 111).
S.    In accordance with the May 19, 2017 decision, Plaintiffs reconvened merits discovery and commenced discovery on the SLC Motion to Dismiss. On May 30, 2017, the Plaintiffs served document requests on the SLC and Big Lots regarding the SLC’s investigation and SLC Report, and the SLC identified the documents it reviewed and/or cited in the SLC Report that it would not produce. On June 1, 2017, Big Lots produced nearly 1,000,000 pages of documents in response to the Plaintiffs’ May 30, 2017 document requests. On June 12, 2017, Big Lots and the SLC served responses to the document requests, and the SLC produced, approximately, an additional 17,000 pages of documents.
T.    Upon review of the production made by Big Lots, the Plaintiffs identified documents which they believed should have been produced by the Company much earlier in the litigation. On June 13, 2017, Lead Counsel contacted counsel for Defendants and counsel for the SLC about this issue and a meet and confer was scheduled for the following day. On June 14, 2017, Lead Counsel met and conferred with counsel for the Individual Defendants, Big Lots and the SLC, but Defendants did not agree that the documents should have been produced earlier in the litigation and the parties were unable to reach a resolution at that time. Accordingly, the Plaintiffs sought a discovery conference with the Court to address this issue and request an extension of the deadlines set forth in the then-current discovery order. On June 15, 2017, the Court held a telephonic conference and heard argument from the parties and, later that day, entered an order extending certain discovery deadlines (ECF No. 113).

U.    On July 7, 2017, the SLC produced (1) approximately 10,000 additional pages of documents in response to the Plaintiffs’ document request, and (2) privilege and redaction logs containing several hundred entries pertaining to documents and other information over which the SLC had asserted privilege on behalf of itself and the Company. Upon reviewing the privilege and redactions logs, Lead Counsel identified what they believed to be certain deficiencies and sought a meet and confer with counsel for the SLC to address these issues. On July 26, 2017, Lead Counsel and counsel for the SLC conducted a meet and confer. On August 2, 2017, Lead Counsel submitted a comprehensive email to counsel for the SLC memorializing the purported deficiencies in the SLC’s privilege and redaction log which were addressed at the meet and confer session. On August 9, 2017, Lead Counsel held a second meet and confer on this issue with counsel for the SLC. The following day, counsel for the SLC provided Lead Counsel with an updated privilege log identifying entries which were to be removed. The following week, counsel for the SLC provided Lead Counsel with further information underlying the entries which the SLC would not produce.
V.    While moving forward with discovery in connection with the SLC Motion to Dismiss, the Plaintiffs were engaged in a thorough review of the over 293,000 pages of documents which the SLC and Big Lots produced in early June. In addition, on July 21, 2017, the Plaintiffs issued a notice to depose the three (3) members of the SLC and an expert retained by the SLC in connection with its investigation, and on August 10, 2017, noticed the depositions of eleven (11) current and/or former employees of Big Lots, including each of the Director Defendants whose depositions were originally noticed by the Consolidated Plaintiffs on December 12, 2016, after Big Lots had requested a stay of discovery pending the SLC’s investigation.

Renewed Settlement Discussions and Negotiations
W.    During the Summer of 2017, the Parties, including the SLC, recommenced settlement discussions with the assistance and oversight of the Mediator. In connection with those discussions, in early August 2017, the Plaintiffs submitted a revised settlement demand to counsel for the Individual Defendants, the SLC and the Company. Later that month, the Parties reached an agreement to attend a mediation before the Mediator to further explore a potential settlement.
X.    Thereafter, throughout September and October, the Parties engaged in extensive arm’s-length negotiations, all of which were overseen and assisted by the Mediator. On October 25, 2017, the Mediator made a proposal on the monetary component of the Settlement consideration (set forth in ¶ 2 below) which the Parties and the SLC accepted. On October 31, 2017, the Parties, including the SLC, finalized their negotiations and agreed upon the corporate governance reforms as part of the Settlement consideration (set forth in ¶ 2 below). After these agreements were reached, the Mediator made a proposal on the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel for the benefits they achieved for Plaintiffs, the Company and Big Lots’ stockholders in connection with the Settlement, which Plaintiffs accepted and Defendants and the SLC agreed not to object to.
Y.    The Company agrees that this Settlement set forth herein, and each of its components, confers a substantial benefit upon both the Plaintiffs and the Company.
Z.    Plaintiffs believe that the claims asserted in this Action have merit and that there is evidence to support these claims. However, Plaintiffs recognize the risk, expense and length of continued proceedings necessary to prosecute the Action through trial and appeal. Plaintiffs have taken into account the uncertain outcome and risk of further litigation, especially in a complex litigation such as this Action, as well as the difficulties and delays inherent in such litigation, particularly delays and appeals, even assuming Plaintiffs defeat the SLC Motion to Dismiss and prevail at trial. Plaintiffs have also taken into account the possible defenses and the substantial benefits Big Lots and its stockholders will receive from the Settlement. Plaintiffs and their counsel have determined that the Settlement set forth in this Stipulation confers substantial benefits upon, and is fair, reasonable and adequate to, Big Lots, and that it is in their best interests to consummate the Settlement in accordance with the terms and conditions of this Stipulation. Plaintiffs’ Counsel base this conclusion upon, among other things, their extensive investigation during the development, prosecution and settlement of the Action, which included, inter alia: (i) inspecting, reviewing and analyzing the Company’s filings with the SEC; (ii) researching corporate governance issues; (iii) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; and (iv) reviewing and analyzing over one million pages of non-public documents produced by Defendants and the SLC in the Action.
AA.     Defendants are entering into this Stipulation solely to eliminate the uncertainty, burden and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever.
NOW THEREFORE, it is hereby STIPULATED AND AGREED, by and among Plaintiffs and Defendants, through their undersigned attorneys, subject to the approval of the Court, for good and valuable consideration, that the Action shall be dismissed on the merits with prejudice as to all Defendants, and all Released Claims shall be completely, fully, finally, and forever compromised, settled, released, discharged, extinguished and dismissed with prejudice and without costs (except as provided herein), as to all Released Persons, upon the following terms and conditions:
CERTAIN DEFINITIONS
1.As used in this Stipulation and all exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:
(a)    “Action” means the consolidated stockholder derivative action captioned In re Big Lots, Inc. Shareholder Litigation, Case No. 2:12-cv-00445-MHW-KAJ, and includes all actions consolidated therein.
(b)    “Atlanta Firefighters” means Lead Plaintiff City of Atlanta Firefighters’ Pension Fund.
(c)    “Big Lots” or the “Company” means nominal defendant Big Lots, Inc.
(d)    “Brosz” means plaintiff Alan Brosz.
(e)    “Brosz Defendants” means defendants Joe R. Cooper, Charles W. Haubiel II, Timothy A. Johnson, Robert Craig Claxton, John Charles Martin, Norman J. Rankin, Paul Alan Schroeder, Robert Samuel Segal, and Steven Ray Smart.
(f)    “Complaint” means the Verified Consolidated Amended Shareholder Derivative Complaint filed in the Action on August 3, 2015.
(g)    “Court” means the United States District Court for the Southern District of Ohio, Eastern Division.
(h)    “Current Big Lots Stockholders” means any and all persons and entities who hold common stock of the Company as of the date of the Notice.
(i)    “Defendants” means the Director Defendants, the Brosz Defendants, and Big Lots.

(j)    “Defendants’ Counsel” means the law firms of Vorys, Sater, Seymour and Pease LLP, Cravath, Swaine & Moore LLP, counsel for the Individual Defendants; Taft Stettinius & Hollister LLP, counsel for Big Lots as Nominal Defendant; and Porter, Wright, Morris & Arthur LLP, counsel for the Special Litigation Committee with the authority delegated to it by the Company’s Board of Directors to act on behalf of the Company with regard to the matters addressed in this Stipulation.
(k)    “Director Defendants” means defendants Jeffrey Paul Berger, Steven S. Fishman, David T. Kollat, Brenda J. Lauderback, Philip E. Mallot, Russell Solt, and Dennis B. Tishkoff.
(l)    “Effective Date” with respect to the Settlement means the first date by which all of the events and conditions specified in ¶ 15 of this Stipulation have been met and have occurred or have been waived.
(m)    “Final” with respect to the Judgment or any other court order means: (i) if no appeal is filed, the expiration date of the time provided for filing or noticing any appeal under the Federal Rules of Appellate Procedure, i.e., thirty (30) days after entry of the judgment or order; or (ii) if there is an appeal from the judgment or order, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review, and, if certiorari or other form of review is granted, the date of final affirmance following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

(n)    “Individual Defendants” means the Director Defendants together with the Brosz Defendants.
(o)    “Judgment” means the final judgment, substantially in the form attached hereto as Exhibit C, to be entered by the Court approving the Settlement.
(p)    “Lamb” means plaintiff Lorene Lamb.
(q)    “LAMPERS” means Lead Plaintiff Louisiana Municipal Police Employees’ Retirement System.
(r)    “Lead Counsel” means the law firms of Bernstein Litowitz Berger & Grossmann LLP and Kessler Topaz Meltzer & Check, LLP.
(s)    “Lead Plaintiffs” means LAMPERS and Atlanta Firefighters.
(t)    “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form attached hereto as Exhibit B.
(u)    “Parties” means Plaintiffs and Defendants.
(v)    “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
(w)    “Plaintiffs” means Lead Plaintiffs, Lamb, and Brosz.
(x)    “Plaintiffs’ Counsel” means Lead Counsel, Isaac, Wiles, Burkholder & Teetor, LLC, Motley Rice LLC, Strauss Troy Co., LPA, The Weiser Law Firm, P.C., and RM Law, P.C.

(y)    “Preliminary Approval Order” means the order, substantially in the form attached hereto as Exhibit A, to be entered by the Court preliminarily approving the Settlement and directing that notice of the Settlement be provided to Current Big Lots Stockholders.
(z)    “Released Persons” means any and all Defendants and any of their families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, insurers, re-insurers, accountants, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns.
(aa)    “Releasing Persons” means Plaintiffs and all Current Big Lots Stockholders, their corporate families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, insurers, re-insurers, accountants, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns.
(bb)    “Released Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, common or foreign law, that (i) were asserted in the Complaint, or (ii) could have been asserted in any forum derivatively on behalf of the Company, or by the Company directly, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Complaint; provided, however, that the Released Claims shall not include any claims arising out of, based upon, or relating to the enforcement of the Settlement. For the avoidance of doubt, the Released Claims do not include: (i) any direct claims of any Big Lots stockholder, including, without limitation, any claims arising out of, based upon, or relating to the federal or state securities laws, including, without limitation, any of the claims asserted in the Willis Class Action; or (ii) any claims that arise out of, are based upon, or relate to any conduct of the Released Persons after October 31, 2017.
(cc)    “Releases” means the releases set forth in ¶¶ 5-6 of this Stipulation.
(dd)    “Settlement” means the settlement between Plaintiff and Defendants on the terms and conditions set forth in this Stipulation.
(ee)    “Settlement Hearing” means the hearing set by the Court to, among other things, consider final approval of the Settlement.
(ff)    “Special Litigation Committee” or “SLC” means the Special Committee of Big Lots created on August 1, 2016, consisting of Marla C. Gottschalk, Cynthia T. Jamison and Wendy L. Schoppert.
(gg)    “Unknown Claims” means any rights pursuant to section 1542 of the California Civil Code (or any similar, comparable, or equivalent provision of any federal, state, or foreign law, or principle of common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Plaintiffs acknowledge that Plaintiffs, Big Lots’ Current Stockholders, or both may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, as Plaintiffs and derivatively on behalf of Big Lots, to settle and release fully, finally, and forever any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, without regard to the subsequent discovery or existence of such additional or different facts. Plaintiffs acknowledge and Big Lots’ Current Stockholders shall be deemed by operation of the entry of a final order and judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for and is an integral element of the Settlement.
(hh)    “Willis Class Action” means Willis v. Big Lots, Inc., et al., No. 2:12-cv-00604-MHW-KAJ (S.D. Ohio).
THE SETTLEMENT CONSIDERATION
2.    In consideration for the full settlement, satisfaction, compromise and release of the Released Claims (as defined herein), and the dismissal of the Action with prejudice, Defendants have agreed to the following:
(a)    Defendants shall cause their insurance carriers to pay to the Company the sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00) within the later of fifteen (15) business days of the entry of the Preliminary Approval Order (the “Cash Settlement Payment”), or the provision to its insurance carriers of the necessary wire transfer information, including bank name and address, and bank account, ABA, routing and federal tax identification numbers, the entire amount of which shall be placed in escrow by the Company upon receipt, and shall be held in escrow until the Effective Date (except to the extent such escrow funds may be used for the payment of the Fee and Expense Award and Willis Defense Costs as set forth herein);
(b)    In the first instance, the Parties acknowledge that the Cash Settlement Payment, net of the Fee and Expense Award provided for under ¶ 12 herein, shall be used by the Company to pay for costs associated with the defense and/or settlement of the Willis Class Action (“Willis Defense Costs”). The Parties acknowledge that the Company may access the funds in escrow (net of the Fee and Expense Award) to pay Willis Defense Costs beginning on the date such Cash Settlement Payment is placed in escrow. In the event funds remain of the Cash Settlement

Payment following final resolution of the Willis Class Action (including all appeals and/or required court approvals), the Company may use the remaining Cash Settlement Payment funds for general corporate purposes, however such funds will not under any circumstances revert back to the insurance carriers,
3.    Defendants shall cause Big Lots to adopt the following Corporate Governance Reforms, which shall be maintained for no less than three (3) years (except for modifications required by applicable law or regulation, or that the Board of Directors determines should be made in order to comply with their fiduciary duties; in the event a material modification is made to comply with fiduciary duties the Company will give notice of the change to the Court), subject to shareholder approval if necessary, where applicable. Within thirty (30) calendar days of the date of entry of the Judgment, or pursuant to such terms referenced below in connection with any specific provision, the Company shall implement the Corporate Governance Reforms. The Company acknowledges and agrees that the Action was a material contributing factor in the decision to institute and/or maintain the reforms detailed below:

A.	Insider Trading Policies

The Company shall ensure that its Insider Trading Policy (the “Insider Trading Policy”) contains the following terms:

1.
The Insider Trading Policy will continue to provide for appropriate sanctions for noncompliance at the Company’s discretion, including the ability of the Company to dismiss the noncompliant employee for cause, regardless of whether the employee’s failure to comply results in a violation of law.

2.
The Company’s General Counsel, or a compliance officer authorized by the General Counsel or the Company to administer the Insider Trading Policy, shall maintain a log of requests for pre-clearance from members of the Board of Directors (the “Board”) and Section 16 Officers, which will include the date each request for pre-clearance is received, whether each such request was approved or denied and the date of such approval or denial. Such records shall be kept for a minimum of three (3) years following the pre-clearance request, or such longer period as may be required by law or the Company’s more general document retention policies.

3.
Unless revoked, a grant of pre-clearance will remain valid until the close of trading five (5) business days following the day on which it was granted, assuming the fifth business day is within the Trading Window.

4.
The General Counsel, or the compliance officer authorized by the General Counsel or the Company to manage the Insider Trading Policies, shall report, on at least a semiannual basis, to the Nominating / Corporate Governance Committee, outside the presence of other members of Company management regarding the Insider Trading Policy, which report shall be memorialized in the minutes of the Committee and include the following topics: (i) monitoring of the Company’s trading compliance program; (ii) an overview of the stock sales for which pre-clearance was granted and Rule 10b5-1 plans that were properly executed and approved in accordance with the Insider Trading Policy; and (iii) any investigation of trades in the Company’s securities by persons subject to the Insider Trading Policy.

5.
The Company shall publicly announce any contract, instruction, or plan adopted by the Company’s Chief Executive Officer or Chief Financial Officer pursuant to Rule 10b5-1, and any subsequent material amendments thereto. Such public disclosure shall state who adopted the contract, instruction, plan, or amendment, its effective date, its termination date and the approximate number of shares covered by the contract, instruction, plan, or amendment. Such public disclosure may be included in the Company’s proxy statement, press releases, on the Company’s website, and/or through a current or periodic report filed with the SEC. All transactions made by the Company’s Chief Executive Officer, Chief Financial Officer, or Company Section 16 Officers pursuant to a Rule 10b5-1 plan shall be specifically identified as such in the applicable Forms 4.

The Insider Trading Policy shall be made available on the Company’s intranet website for associates and on its external “Corporate Information” website under the “Investor Relations – Corporate Governance” tab or a substantially similar location.

B.	Compensation Clawback Policy
The Company shall continue to maintain a clawback policy that empowers the Compensation Committee of the Board of Directors to seek recovery of any excessive incentive-based compensation paid or granted to any employee or to reduce future compensation payable to such employee as an offset to any excessive incentive-based compensation, in the event that the Company is required to prepare an adverse accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws and the Compensation Committee determines that any fraud, gross negligence or intentional misconduct by such employee was a significant contributing factor to the Company’s having to prepare the restatement.

C.	Director Continuing Education
In addition to the Director orientation requirements and continuing education guidelines (including the Company’s commitment to pay for any external continuing education programs for directors) set forth in the Corporate Governance Guidelines, the Company will engage an outside consultant or law firm, which consultant or law firm does not otherwise provide regular, on-going services to the Company, to present to the Board on corporate governance topics and best practices, including insider trading and state and federal securities laws, to be conducted within twelve (12) months of final approval of the settlement of this Action on an annual basis.

D.	Management and Board Compliance Training
All Company employees at the director level of management and above shall be required annually to attend mandatory compliance training, which shall be in person, to the extent reasonably practicable, and which shall include, without limitation, training regarding the Company’s Code of Conduct, Insider Trading Policies, the Foreign Corrupt Practices Act and other compliance topics. The Company’s General Counsel or a compliance officer authorized by the General Counsel or the Company to administer the Insider Trading Policies, in consultation with the Company’s external securities counsel, shall provide training regarding the Company’s Insider Trading Policies at least annually to the members of the Board of Directors.

E.	Whistleblower Hotline
The Company’s “Get Real Line” shall provide an anonymous communication channel for employees and other individuals to report their concerns regarding, among other things, the integrity of Big Lots’ public disclosures, internal controls and auditing. Employees may also use this communication channel to report concerns relating to ethical business practices or personal conduct, integrity, and professionalism. The Company will clearly and conspicuously post the name and phone number of the hotline on its website and elsewhere, and such posting shall clearly indicate that the hotline may be used for communications regarding the issues described in this paragraph, so as to be available to employees, customers, vendors, and other third parties. Additionally, the Board shall implement a policy that requires the Audit Committee to receive and memorialize a report concerning any whistleblower complaint and any appropriate follow up action taken concerning any whistleblower complaint concerning insider trading.

F.	Code of Regulations
The Company’s Code of Regulations shall be posted on the Company’s external “Corporate Information” website under the “Investor Relations — Corporate Governance” tab or a substantially similar location.

G.	Director Attendance at Annual Meetings
The Company shall amend the Corporate Governance Guidelines to include a provision requiring, absent extraordinary circumstances, that each director of the Company attend each annual meeting of shareholders in person.

H.	Drafting and Circulating Minutes
The Corporate Governance Guidelines shall be amended to require that Board and committee meeting minutes be drafted within sixty (60) days of meetings.

I.
The Litigation Was a Material Consideration in Connection with the Changes to the Corporate Governance Guidelines, Insider Trading Policy, Related Person Transaction Policy, and Adoption of the Clawback Policy

Defendants acknowledge that the Action was a material consideration in the Company’s amendments to the Corporate Governance Guidelines (last revised May 26, 2016), the Insider Trading Policy (last updated November 29, 2016; including the consolidation of the policies applicable to Directors and Section 16 Officers and the elimination of the previous separate policies for each group), the Related Person Transaction Policy (last updated November 29, 2016), and the Clawback Policy (adopted by the Compensation Committee as of March 7, 2017).
RELEASE OF CLAIMS
4.    The obligations incurred pursuant to this Stipulation are in consideration of the full and final disposition of the Action as against Defendants and the Releases provided for herein.
5.    Upon the Effective Date, the Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Released Claims. Upon final approval of the Settlement, the Releasing Persons shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal or foreign law or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release shall include a release of Unknown Claims (as defined herein).
6.    Upon the Effective Date, Defendants and the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims, sanctions, actions, liabilities or damages (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.
7.    Notwithstanding ¶¶ 5-6 above, nothing in the Judgment shall bar any action by any of the Parties to enforce the terms of this Stipulation or the Judgment. Also, for the avoidance of doubt, no direct claims of any Big Lots stockholder, including any claims arising out of, based upon, or relating to the federal or state securities laws, are being released in this Settlement.
PRELIMINARY APPROVAL ORDER
8.    Promptly upon execution of this Stipulation, Lead Plaintiffs will move for preliminary approval of the Settlement and the scheduling of the Settlement Hearing, which motion shall be unopposed by Defendants. Concurrently with the motion for preliminary approval, Lead Plaintiffs shall apply to the Court for, and Defendants shall agree to, entry of the Preliminary Approval Order, substantially in the form attached hereto as Exhibit A.
SETTLEMENT NOTICE
9.    Notice of the proposed Settlement shall be provided by the Company. In accordance with the terms of the Preliminary Approval Order to be entered by the Court, no later than five (5) business days after the date of entry of the Preliminary Approval Order, the Company shall (a) file a copy of this Stipulation and the Notice as an exhibit to a Form 8-K with the United States Securities and Exchange Commission, and (b) post a copy of this Stipulation and the Notice on the Company’s corporate website, which documents shall remain posted on the Company’s corporate website through the Effective Date of the Settlement.

10.    The Company will assume administrative responsibility for and will pay any and all costs and expenses related to disseminating the Notice pursuant to ¶ 9 above, or as the Court otherwise orders, and in no event shall the Cash Settlement Payment, Plaintiffs, or their counsel be responsible for such costs and expenses.
TERMS OF THE JUDGMENT
11.    If the Settlement contemplated by this Stipulation is approved by the Court, Lead Counsel and Defendants’ Counsel shall jointly request that the Court enter the Judgment, substantially in the form attached hereto as Exhibit C.
ATTORNEYS’ FEES AND LITIGATION EXPENSES
12.    After all of the material terms of the Settlement were agreed upon, Lead Counsel engaged in mediation with Defendants and the SLC concerning an appropriate award of attorneys’ fees and litigation expenses to be paid to Plaintiffs’ Counsel for the benefits achieved in the Settlement. As part of those discussions, the Mediator made a proposal that Lead Counsel be paid One Million, Two-Hundred Fifty Thousand Dollars ($1,250,000.00) (the “Fee and Expense Award”), subject to Court approval, which Lead Counsel accepted and to which Defendants and the SLC agreed not to object. The Fee and Expense Award is to be paid from (and out of) the Cash Settlement Payment, and Defendants will not oppose such request. A Fee and Expense Award is not a necessary term of this Stipulation and is not a condition of the Settlement embodied herein, and the failure of the Court to approve any requested Fee and Expense Award, in whole or in part, shall have no effect on the Settlement.
13.    No later than five (5) business days after the date of any order granting the Fee and Expense Award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, Lead Counsel and Company counsel shall direct the payment of the full amount of the Fee and Expense Award from the Cash Settlement Payment to Lead Counsel. The payment of the Fee and Expense Award to Lead Counsel shall be subject to Lead Counsel’s obligation to make a full refund of the Fee and Expense Award to Defendants’ insurance carrier(s) (or such other persons or entities as Defendants’ Counsel may direct) if the Settlement is terminated pursuant to the terms of this Stipulation or if, as a result of any appeal or further proceedings on remand, or successful collateral attack, the Fee and Expense Award is reduced or reversed and such order reducing or reversing the award has become Final. Lead Counsel shall make the appropriate refund or repayment in full no later than five (5) business days after: (a) receiving from Defendants’ Counsel notice of the termination of the Settlement; or (b) the issuance of any order reducing or reversing the Fee and Expense Award has become Final.
14.    Lead Counsel shall allocate the Fee and Expense Award amongst Plaintiffs’ Counsel in a manner which it, in good faith, believes reflects the contributions of such counsel to the institution, prosecution, and settlement of the Action. Defendants shall have no responsibility for or liability whatsoever with respect to the allocation or award of the Fee and Expense Award.
CONDITIONS OF SETTLEMENT AND EFFECT OF TERMINATION
15.    The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver of all of the following events:
(a)    the Court has entered the Preliminary Approval Order, substantially in the form set forth in Exhibit A attached hereto, as required by ¶ 8 above;
(b)    the Cash Settlement Payment has been received by the Company per ¶ 2(a) above;
(c)    the Company has implemented the Corporate Governance Reforms in accordance with the provisions of ¶ 3 above;

(d)    Lead Plaintiffs and Defendants have not exercised their respective options to terminate the Settlement pursuant to ¶ 16 below; and
(e)    the Court has approved the Settlement as described herein, following Notice to Current Big Lots Stockholders and a hearing, as prescribed by Rule 23.1 of the Federal Rules of Civil Procedure, and entered the Judgment and the Judgment has become Final.
16.    Lead Plaintiffs (provided they unanimously agree amongst themselves) and Defendants (provided they unanimously agree amongst themselves) shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties within thirty (30) calendar days of: (a) the Court’s final refusal to enter the Preliminary Approval Order in any material respect; (b) the Court’s final refusal to approve the Settlement or any material part thereof; (c) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement; or (d) the date upon which the Judgment is modified or reversed in any material respect by the United States Court of Appeals for the Sixth Circuit or the United States Supreme Court, and the provisions of ¶17 below shall apply. However, any decision or proceeding, whether in this Court or any appellate court, solely with respect to an application for an award of attorneys’ fees or litigation expenses or a ruling thereon shall not be considered material to the Settlement, shall not affect the finality of the Judgment, and shall not be grounds for termination of the Settlement.
17.    If Lead Plaintiffs or Defendants exercise their right to terminate the Settlement pursuant to ¶ 16 above, or the Effective Date as to the Settlement otherwise fails to occur, then:
(a)    the Settlement and the relevant portions of this Stipulation shall be canceled;
(b)    Plaintiffs and Defendants shall revert to their respective litigation positions in the Action as of immediately prior to October 31, 2017;

(c)    the terms and provisions of this Stipulation, with the exception of this ¶ 17 and ¶ 18 below, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and the Parties shall proceed in all respects as if this Stipulation had not been entered;
(d)    the Judgment and any other order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.
(e)    within five (5) business days after joint written notification of termination is sent by Lead Counsel and Company counsel, the Cash Settlement Payment, less any Taxes paid, due or owing, shall be refunded to the Defendants’ insurance carriers (or such other persons or entities as Defendants’ Counsel may direct). In the event that the funds received by Lead Counsel consistent with ¶ 13 above have not been refunded to the Company within the five (5) business days specified in this paragraph, those funds shall be refunded to the Defendants’ insurance carriers (or such other persons or entities as Defendants’ Counsel may direct) consistent with ¶ 13 above.
NO ADMISSION OF WRONGDOING
18.    The Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and the Defendants with respect to the Action. The provisions contained in this Stipulation (including any exhibits attached hereto) shall not be deemed a presumption, concession, or admission by any Party of any fault, liability, or wrongdoing, or the presence or lack of merit as to any facts or claims alleged or asserted in the Action or in any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received into evidence or otherwise used by any person in the Action or in any other action or proceeding, whether civil, criminal, or administrative, except in connection with any proceeding to enforce the terms of the Settlement. The Defendants have denied, and continue to deny, all allegations of wrongdoing or liability whatsoever with respect to the Released Claims, including any and all contested facts or claims alleged in the Action. The Individual Defendants have asserted and continue to assert that they acted in good faith, and in a manner that was in fact, and which they reasonably believed to be, in the best interests of the Company and its shareholders. Nonetheless, the Defendants have concluded that is desirable that the Action be fully and finally settled upon the terms set forth in this Stipulation, as it will eliminate the burden (to them and to the Company), expense and uncertainties of further litigation and the related distraction of resources and efforts from the business of the Company. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel.
MISCELLANEOUS PROVISIONS
19.    All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.
20.    The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Plaintiffs against the Defendants with respect to the Released Claims. Accordingly, Plaintiffs and their counsel and Defendants and their counsel agree not to assert in any forum that this Action was brought by the Consolidated Plaintiffs or defended by Defendants in bad faith or without a reasonable basis. No Party shall assert any claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the institution, prosecution, defense, or settlement of this Action. The Parties agree that the amounts paid and the other terms of the Settlement were negotiated at arm’s length and in good faith by the Parties, including through a mediation process supervised and conducted by the Mediator, and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.
21.    The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of both Plaintiffs and Defendants (or their successors-in-interest).
22.    The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
23.    The consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for an award of attorneys’ fees and litigation expenses to Plaintiffs’ Counsel and enforcing the terms of this Stipulation.
24.    The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.
25.    This Stipulation and its exhibits constitute the entire agreement among Plaintiffs and Defendants concerning the Settlement and this Stipulation and its exhibits. All Parties acknowledge that no other agreements, representations, warranties, or inducements have been made by any Party hereto concerning this Stipulation or its exhibits other than those contained and memorialized in such documents.
26.    This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

27.    This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Parties, including any and all Released Persons and any corporation, partnership, or other entity into or with which any Party hereto may merge, consolidate or reorganize.
28.    The construction, interpretation, operation, effect and validity of this Stipulation, the Supplemental Agreement and all documents necessary to effectuate it shall be governed by the internal laws of the State of Ohio without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.
29.    Any action arising under or to enforce this Stipulation or any portion thereof, shall be commenced and maintained only in the Court.
30.    This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.
31.    All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.
32.    Lead Counsel and Defendants’ Counsel agree to cooperate fully with one another in seeking Court approval of the Preliminary Approval Order and the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.
33.    If any Party is required to give notice to another Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or facsimile or email transmission, with confirmation of receipt. Notice shall be provided as follows:

IF TO PLAINTIFFS OR LEAD COUNSEL:	BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP Attn: David L. Wales, Esq. 1251 Avenue of the Americas New York, NY 10020 Tel.: (212) 554-1400 Fax: (212) 554-1444 Email: davidw@blbglaw.com

KESSLER TOPAZ MELTZER & CHECK, LLP Attn: Robin Winchester, Esq. 280 King of Prussia Road Radnor, PA 19087 Tel.: (610) 667-7706 Fax: (610) 667-7056 Email: rwinchester@ktmc.com

IF TO DEFENDANTS:	CRAVATH, SWAINE & MOORE LLP Attn: Michael A. Paskin, Esq. Worldwide Plaza 825 Eighth Avenue New York, NY 10019 Tel.: (212) 474-1000 Fax: (212) 474-3700 Email: Mpaskin@cravath.com

PORTER WRIGHT MORRIS & ARTHUR LLP Attn: Robert W. Trafford 41 South High Street Suites 2800-3200 Columbus, Ohio 43215-6194 Tel.: 614-227-2000 Fax: 614-227-2100 Email: rtrafford@porterwright.com

34.    Except as otherwise provided herein, each Party shall bear its own costs.
35.    Whether or not the Stipulation is approved by the Court and whether or not the Stipulation is consummated, or the Effective Date occurs, the Parties and their counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed and proceedings in connection with the Stipulation confidential.

36.    All agreements made and orders entered during the course of this Action relating to the confidentiality of information shall survive this Settlement.
IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, as of December 14, 2017.

COUNSEL FOR CONSOLIDATED PLAINTIFFS	ISAAC WILES BURKHOLDER & TEETOR, LLC
By:
Mark Troutman, Esq.
Two Miranova, Suite 700 Columbus, OH 43215-3742 Email: mtroutman@isaacwiles.com

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP Mark Lebovitch David Wales Christopher J. Orrico 1251 Avenue of the Americas New York, NY 10020 Tel.: (212) 554-1400 Fax: (212) 554-1444

KESSLER TOPAZ MELTZER & CHECK, LLP Eric L. Zagar Robin Winchester 280 King of Prussia Road Radnor, PA 19087 Tel.: (610) 667-7706 Fax: (610) 667-7056 Email: rwinchester@ktmc.com

MOTLEY RICE LLC Marlon Kimpson 28 Bridgeside Blvd. Mount Pleasant, SC 29464 Tel.: (843) 216-9000 Fax: (843) 216-9450 Email:

COUNSEL FOR ALAN BROSZ:	STRAUSS TROY CO., LPA
By:
Richard Wayne, Esq.

Tomas P. Glass
Brett M. Renzenbrink
The Federal Reserve Building
150 East Fourth Street
Cincinnati, OH 45202
Tel.: (513) 621-2120
Fax: (513) 629-9426
Email: rswayne@strausstroy.com
Email: tpglass@strausstroy.com
Email: bmrenzenbrink@strausstroy.com

THE WEISER LAW FIRM P.C.
Robert B. Weiser
Brett D. Stecker
James M. Ficaro
22 Cassatt Ave., 1st Floor
Berwyn, PA 19312
Tel.: (610) 225-2677
Fax: (610) 408-8062
Email: rw@weiserlawfirm.com
Email: bds@weiserlawfirm.com
Email: jmf@weiserlawfirm.com

RM LAW, P.C. Richard A. Maniskas 1055 Westlakes Drive, Suite 3112 Berwyn, PA 19312 Tel: (484) 324-6800 Fax: (484) 631-1305 Email: rmaniskas@rmclasslaw.com

COUNSEL FOR INDIVIDUAL DEFENDANTS:	VORYS, SATER, SEYMOUR AND PEASE LLP
By:
William D. Moss, Jr., Esq.
John J. Kulewicz, Esq. 52 East Gay Street P.O. Box 1008 Columbus, Ohio 43216-1008 Tel.: (614) 464-6360 Fax: (614) 719-4807 Email: wdklossjr@vorys.com Email: jjkulewicz@vorys.com

CRAVATH, SWAINE & MOORE LLP
Michael A. Paskin
Timothy G. Cameron
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Tel.: (212) 474-1000
Fax: (212) 474-3700
Email: mpaskin@cravath.com
Email: tcameron@cravath.com

COUNSEL FOR THE SPECIAL LITIGATION COMMITTEE:	PORTER WRIGHT MORRIS & ARTHUR LLP
By:
Robert W. Trafford, Esq.

James A. King, Esq.
Kirsten R. Fraser, Esq.
41 South High Street Suites 2800-3200
Columbus, Ohio 43215-6194
Tel.: (614) 227-2000
Fax: (614) 227-2100
Email: rtrafford@porterwright.com
Email: jking@porterwright.com
Email: kfraser@porterwright.com

COUNSEL FOR NOMINAL DEFENDANT BIG LOTS:	TAFT STETTINIUS & HOLLISTER LLP
By:
Chad R. Ziepfel, Esq.
James D. Abrams Arthur F. McMahon, III 65 East State Street, Suite 1000 Columbus, OH 43215 Tel.: (614) 221-2838 Fax: (614) 221-2007 Email: cziepfel@taftlaw.com jabrams@taftlaw.com amcmahon@taftlaw.com

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF OHIO
EASTERN DIVISION

IN RE BIG LOTS, INC. SHAREHOLDER LITIGATION	Case No. 2:12-cv-00445-MHW-KAJ
[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND
SETTING SETTLEMENT HEARING
Louisiana Municipal Police Employees’ Retirement System (“LAMPERS”) and City of Atlanta Firefighters’ Pension Fund (“Atlanta Firefighters,” and together with LAMPERS, “Lead Plaintiffs”), plaintiff Lorene Lamb (“Lamb,” and together with LAMPERS and Atlanta Firefighters, the “Consolidated Plaintiffs”), additional plaintiff Alan Brosz (“Brosz,” and together with the Consolidated Plaintiffs, “Plaintiffs”), defendants Jeffrey Paul Berger, Steven S. Fishman, David T. Kollat, Brenda J. Lauderback, Philip E. Mallot, Russell Solt, and Dennis B. Tishkoff, Joe R. Cooper, Charles W. Haubiel II, Timothy A. Johnson, Robert Craig Claxton, John Charles Martin, Norman J. Rankin, Paul Alan Schroeder, Robert Samuel Segal, and Steven Ray Smart (the “Individual Defendants”), and nominal defendant Big Lots, Inc. (“Big Lots” or the “Company,” and together with the Individual Defendants, the “Defendants”), acting through its Special Litigation Committee (“SLC”), have entered into the Stipulation and Agreement of Settlement (the “Stipulation”) dated December 14, 2017, which sets forth the terms and conditions of the proposed settlement (the “Settlement”) of the above-captioned consolidated stockholder derivative action (the “Action”), subject to review and approval by the Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure.
Lead Plaintiffs filed an unopposed motion for an Order preliminarily approving the Settlement in accordance with the terms of the Stipulation and providing for notice of the Settlement to Current Big Lots Stockholders (the “Notice”).

The Court has read and considered the Stipulation and its exhibits, including (i) the proposed means by which Notice will be provided, and (ii) the Order and Final Judgment Approving Settlement (the “Judgment”).
Finding that substantial and sufficient grounds exist for entering this Order, the Court hereby ORDERS as follows:

1.
This Order incorporates by reference the definitions in the Stipulation and, unless otherwise defined in this Order, all capitalized terms used in this Order shall have the same meaning as set forth in the Stipulation.

2.
The Court preliminarily approves the Settlement on the terms set forth in the Stipulation, subject to further consideration at a hearing to be held before the Court on             , 2018, at              .m., at the United States District Court for the Southern District of Ohio, 85 Marconi Boulevard, Columbus, Ohio 43215 (the “Settlement Hearing”), to, among other things: (i) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, should be approved by the Court; (ii) determine whether the Released Claims against Defendants should be dismissed with prejudice as set forth in the Stipulation; (iii) determine whether Plaintiffs’ Counsel’s application for the Fee and Expense Award should be approved; and (iv) rule on such other matters as the Court may deem appropriate.

3.	The Court expressly reserves the right to adjourn the Settlement Hearing, or any adjournment thereof, without any further notice other than an announcement at the Settlement Hearing or at any adjournment of the Settlement Hearing.

4.
The Court expressly reserves the right to approve the settlement with such modification(s) as may be consented to by the Parties or without modification and with or without further notice of any kind. The Court reserves the right to enter its Judgment approving the Settlement and dismissing the Released Claims against the Defendants with prejudice regardless of whether the Court has awarded the Fee and Expense Award.

5.
The Court approves the form, content and requirements of the Notice attached to the Stipulation as Exhibit B, and finds that the dissemination of the Notice, substantially in the manner and form set forth in this Order, meets the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process, and constitutes due and sufficient notice of all matters relating to the Settlement.

6.
By no later than five (5) business days after the date of entry of this Order (the “Notice Date”), Big Lots shall (a) file a copy of the Stipulation and the Notice as an exhibit to a Form 8-K with the United States Securities and Exchange Commission, and (b) post a copy of the Stipulation and the Notice on the Company’s corporate website, which documents shall remain posted on the Company’s corporate website through the Effective Date of the Settlement. Big Lots will assume administrative responsibility for and will pay any and all costs and expenses related to disseminating the Notice, whether or not the Settlement becomes effective.

7.
By no later than five (5) calendar days before the Settlement Hearing, Big Lots’ counsel shall file with the Court an appropriate proof of compliance with the notice procedures set forth in this Order.

8.
Any person who owns shares of Big Lots common stock as of the Notice Date through the date of the Settlement Hearing may appear at the Settlement Hearing to show cause why the proposed Settlement should not be approved; why the Judgment should not be entered thereon; or why Plaintiffs’ Counsel’s application for the Fee and Expense Award should not be granted; provided, however, that no such person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, the Judgment to be entered approving the same, or the application for the Fee and Expense Award, unless such person has filed with the Clerk of the United States District Court for the Southern District of Ohio, 85 Marconi Boulevard, Columbus, Ohio 43215, and served (by hand, first-class mail or express service) on counsel for Lead Plaintiffs, counsel for Big Lots, counsel for the SLC, and counsel for the Individual Defendants, at the addresses below, a written notice of objection that includes: (i) the objector’s name, address and telephone number (and if represented, that of his, her or its counsel), along with a representation as to whether the objector intends to appear at the Settlement Hearing; (ii) proof that the objector owned shares of Big Lots common stock as of the Notice Date, and continues to hold such shares; (iii) a statement of the objections to any matters before the Court, the grounds for the objections or the reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; and (iv) if the objector has indicated that he, she or it intends to appear at the Settlement Hearing, the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Hearing. Any such objection must be filed with the Court and received by the below-noted counsel by no later than twenty-one (21) calendar days prior to the Settlement Hearing.

Counsel for Lead Plaintiffs
David L. Wales, Esq.
Bernstein Litowitz Berger & Grossmann LLP
1251 Avenue of the Americas
New York, NY 10020
Robin Winchester, Esq.
Kessler Topaz Meltzer & Check, LLP
280 King of Prussia Road
Radnor, PA 19087
Counsel for Big Lots
James D. Abrams
Arthur F. McMahon, III
Taft Stettinius & Hollister LLP
65 East State Street, Suite 1000
Columbus, OH 43215
Counsel for the SLC
Robert W. Trafford
Porter Wright Morris & Arthur LLP
41 South High Street Suites 2800-3200
Columbus, Ohio 43215-6194
Counsel for the Individual Defendants
William D. Kloss, Jr.
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
P.O. Box 1008
Columbus, Ohio 43216-1008

Michael A. Paskin, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

9.
Any person or entity who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall forever be foreclosed from making any objection in the Action or any other action or proceeding to the Settlement, the Judgment to be entered approving the Settlement, or the application for Fee and Expense Award.

10.
Plaintiffs shall file and serve papers in support of final approval of the proposed Settlement and in support of their application for the Fee and Expense Award by no later than twenty-eight (28) calendar days prior to the Settlement Hearing. If reply papers are necessary, they are to be filed and served by no later than fourteen (14) calendar days prior to the Settlement Hearing.

11.
In the event the Settlement is terminated or the Effective Date does not occur for any reason, then (i) the Settlement and the relevant portions of the Stipulation shall be canceled, (ii) the Parties shall revert to their respective litigation positions in the Action as of immediately prior to October 31, 2017, and (iii) the terms and provisions of the Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and the Parties shall proceed in all respects as if the Stipulation had not been entered.

12.
All pleading deadlines, discovery and other proceedings in the Action (except as may be necessary to carry out the terms and conditions of the proposed Settlement) are hereby stayed and suspended until further order of the Court. Pending the final determination of whether the Settlement should be approved, no Big Lots stockholder, either directly, or representatively, or in any other capacity, shall institute, commence or prosecute any action that asserts any Released Claim against any of the Released Persons.

13.	The Court retains exclusive jurisdiction over the Action to consider all further matters arising out of or related to the Settlement.

IT IS SO ORDERED.

DATED: , 201	MICHAEL H. WATSON UNITED STATES DISTRICT JUDGE

EXHIBIT B

IN RE BIG LOTS, INC. SHAREHOLDER LITIGATION	Case No. 2:12-cv-00445-MHW-KAJ

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER
DERIVATIVE ACTION

TO:	ANY AND ALL PERSONS AND ENTITIES WHO HELD COMMON STOCK OF BIG LOTS, INC. (“BIG LOTS” OR THE “COMPANY”) AS OF THE DATE OF THIS NOTICE (“CURRENT BIG LOTS STOCKHOLDERS”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE STOCKHOLDER DERIVATIVE LITIGATION REFERRED TO IN THE CAPTION (THE “ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS (DEFINED HEREIN).
IF YOU CURRENTLY HOLD THE STOCK OF BIG LOTS FOR THE BENEFIT OF ANOTHER AS OF THE DATE OF THIS NOTICE, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
PLEASE NOTE THAT THERE IS NO CLAIMS PROCESS AND NO CURRENT BIG LOTS STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT DESCRIBED BELOW.

I.	PURPOSE OF NOTICE
Pursuant to an Order of the United States District Court for the Southern District of Ohio, Eastern Division (the “Court”) dated                    , 201   (the “Preliminary Approval Order”), and further pursuant to the requirements of the Federal Rules of Civil Procedure, including Rule 23.1 in respect of notice to Current Big Lots Stockholders, this Notice is to inform you of (i) the proposed settlement (the “Settlement”) of the Action as provided for in the Stipulation and Agreement of Settlement between the Parties to the Action dated December 14, 2017 (the “Stipulation”), and (iii) your right to participate in a hearing to be held on                    , 2018 at    :    a.m., before the Court at 85 Marconi Boulevard, Columbus, Ohio 43215 (the “Settlement Hearing”) to determine whether the Court should (i) approve the Settlement as fair, reasonable, adequate, and in the best interests of Big Lots and its stockholders, and (ii) consider a request for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel.
This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.
If the Court approves the Settlement, the parties will ask the Court at the Settlement Hearing to enter its final judgment dismissing the Action with prejudice in accordance with the terms of the Stipulation, which will release the claims asserted in the Action. The Court has the right to adjourn the Settlement Hearing without further notice. The Court also has the right to approve the Settlement with or without modifications, and to enter its final judgment dismissing the Action on the merits and with prejudice and to order the payment of attorneys’ fees and expenses without further notice. The Court expressly reserves the right to approve the settlement with such modification(s) as may be consented to by the Parties or without modification and with or without further notice of any kind.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES. THIS NOTICE IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THIS ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY WISH TO TAKE IN RELATION TO THIS LITIGATION.

II.	BACKGROUND OF THE LITIGATION
The Consolidated Action
Between May 21, 2012, and July 2, 2012, Big Lots stockholders Louisiana Municipal Police Employees’ Retirement System (“LAMPERS”), City of Atlanta Firefighters’ Pension Fund (“Atlanta Firefighters”) and Lorene Lamb (“Lamb,” and together with LAMPERS and Atlanta Firefighters, the “Consolidated Plaintiffs”) commenced stockholder derivative actions on behalf of Big Lots in the Court seeking redress for alleged breaches of fiduciary duty, unjust enrichment, and other violations of law by certain of the certain current and former officers and directors of the Company, namely, defendants Jeffrey Paul Berger, Steven S. Fishman, David T. Kollat, Brenda J. Lauderback, Philip E. Mallot, Russell Solt, and Dennis B. Tishkoff (the “Director Defendants”), Joe R. Cooper, Charles W. Haubiel II, Timothy A. Johnson, Robert Craig Claxton, John Charles Martin, Norman J. Rankin, Paul Alan Schroeder, Robert Samuel Segal, and Steven Ray Smart (the “Brosz Defendants,” and, together with the Director Defendants, the “Individual Defendants”), in connection with an alleged insider selling scheme perpetrated by these individuals at the expense of the Company and its stockholders. Each of these actions alleged that pre-suit demand on the Board of Directors of Big Lots (the “Board”) was futile, and, by Order dated August 10, 2012, were consolidated (the “Consolidated Action”).
The Consolidated Plaintiffs filed their Consolidated Verified Shareholder Derivative Complaint (the “Consolidated Complaint”) on behalf of Big Lots on August 13, 2012. In addition to the claims pled in the initial complaints, the Consolidated Complaint added a claim for corporate waste against the Director Defendants in connection with the Company’s repurchase of $99 million worth of Big Lots common stock during the first quarter of fiscal 2012 pursuant to a share repurchase program approved by the Board in 2011. The Defendants moved to dismiss the Consolidated Complaint pursuant to Rules 12(b)(6) and 23.1 of the Federal Rules of Civil Procedure, which the Consolidated Plaintiffs opposed.
On April 14, 2015, the Court issued an Opinion and Order holding that the “[Consolidated] Plaintiffs have satisfied Ohio’s requirements for demonstrating [demand] futility and have done so with the particularity required by Rule 23.1,” but dismissed all claims, holding, inter alia, that insider trading does not give rise to a derivative claim under Ohio law and dismissed the Consolidated Plaintiffs’ insider selling claims with prejudice. Although the Court dismissed the Consolidated Plaintiffs’ corporate waste claim, the Court permitted the Consolidated Plaintiffs to move for leave to amend the Consolidated Complaint with respect to that claim.
On August 3, 2015, the Court entered an Opinion and Order granting the Consolidated Plaintiffs’ motion for leave to amend and deemed filed Plaintiffs’ Verified Consolidated Amended Shareholder Derivative Complaint (the “Amended Complaint”). In so holding, the Court found that the Amended Complaint adequately pled a claim for corporate waste against the Director Defendants. On September 30, 2015, Defendants answered the Amended Complaint.
Thereafter, the Consolidated Plaintiffs, Big Lots and the Director Defendants engaged in extensive discovery, including party and third-party document productions, totaling nearly a million pages of documents, and participated in numerous meet and confer sessions.
During the Spring of 2016, the Consolidated Plaintiffs, Big Lots and the Director Defendants agreed to participate in mediation. On May 9, 2016, Lead Counsel and counsel for the

Director Defendants and Big Lots attended an in-person mediation in New York, NY before Robert A. Meyer, Esq. (the “Mediator”). In advance of that mediation session, Lead Counsel submitted a settlement demand to counsel for the Company and counsel for the Director Defendants, and Lead Counsel and the Director Defendants submitted and exchanged detailed mediation statements and exhibits, which addressed the issues of liability, causation and damages. The mediation session ended without any settlement agreement being reached.
Thereafter, the Consolidated Plaintiffs, Director Defendants and the Company engaged in further discovery of the merits of the case, as well as further settlement discussions.
The Brosz Action
On January 28, 2013, Big Lots stockholder Alan Brosz (“Brosz”) issued a pre-suit demand (the “Demand”) to the Board under Ohio law. The Demand alleged that current and former directors and officers of Big Lots had committed breaches of fiduciary duty and other violations of law and demanded that the Board investigate and take action against those individuals.
On September 9, 2013, counsel for Brosz received correspondence from counsel for the “Special Demand Committee” that had been appointed by the Board in response to the Demand, which notified Brosz that the Board would not pursue the allegations asserted in the Demand because the Special Demand Committee had determined that the individuals named in the Demand did not breach their fiduciary duties or otherwise violate applicable law.
Brosz subsequently filed a Verified Shareholder Derivative Complaint (the “Initial Brosz Complaint”) on behalf of the Company in this Court on October 18, 2013, which alleged that the refusal of the Demand was wrongful and which asserted claims for breach of fiduciary duty, unjust enrichment, gross mismanagement, and corporate waste against the Individual Defendants. The
Defendants moved to dismiss the Initial Brosz Complaint on December 18, 2013, arguing that the refusal of the Demand was proper and that Brosz had not adequately stated claims for relief. Brosz opposed the motion to dismiss in all respects, and briefing in connection with the motion to dismiss was completed by January 30, 2014.
The Court granted the Defendants’ motion to dismiss the Initial Brosz Complaint on April 14, 2015, concluding that Brosz had not sufficiently alleged that the Demand was wrongfully refused and that Brosz failed to adequately state claims for relief on behalf of the Company. The Court granted Brosz leave to file an amended complaint, however, with respect to allegations of wrongful refusal of the Demand and the claim for corporate waste. All other claims were dismissed with prejudice.
On May 8, 2015, pursuant to Ohio Rev. Code § 1701.37, Brosz issued an inspection request (the “Inspection Request”) to the Company. In the Inspection Request, Brosz demanded, inter alia, the production of all books and records created by, distributed to, or reviewed by, the Board, the Special Demand Committee or any other committees or subcommittees in connection with their respective evaluations of the allegations set forth in the Demand, and any written communications and findings of the Board and Special Demand Committee regarding the evaluation of the allegations contained in the Demand, and/or rejection of all of the allegations contained in the Demand. On July 2, 2015, in response to the Inspection Request, the Company produced 154 pages of non-public documents to counsel for Brosz.
On August 17, 2015, Brosz filed an Amended Verified Shareholder Derivative Complaint (the “Amended Brosz Complaint”), which alleged that the refusal of the Demand was wrongful based on the non-public documents obtained from Big Lots via the Inspection Request, and which asserted an amended claim for corporate waste against the Individual Defendants. The Defendants filed a motion to dismiss the Amended Brosz Complaint on September 30, 2015, again arguing that the refusal of the Demand was proper. The Defendants additionally argued that the Amended Brosz Complaint should be dismissed in light of the earlier-filed Consolidated Action, or in the alternative that the Brosz Action should be consolidated with the Consolidated Action since the cases shared common issues of law and fact.
The Big Lots Special Litigation Committee
On August 1, 2016, after it was clear the mediation would not result in a settlement, the Board, pursuant to Ohio Rev. Code § 1701.59, formed a Special Litigation Committee (“SLC”) to evaluate the Consolidated Action’s and Brosz Action’s derivative claims. The Board delegated to the SLC, inter alia, the power and authority to: (i) investigate the allegations in the Action; (ii) to determine, in its sole discretion, whether it was in the Company’s best interest to assert the claims in the Action; and, (iii) to take such steps on behalf of the Company that it deems necessary or appropriate with respect to the Action and the allegations therein, including prosecuting the claims asserted in the Action, settling such claims, or seeking the dismissal of such claims, and to determine whether further litigation was in the best interests of the Company.
Thereafter, on October 20, 2016, Big Lots filed motions to stay in each of the Consolidated Action and Brosz Action in order to afford the SLC sufficient time to investigate and evaluate the derivative claims. Plaintiffs opposed the stay motion filed in each of their actions, and briefing in connection with the stay motions was completed on December 1, 2016. On December 15, 2016, the Court granted the stay motions and ordered a temporary stay to remain in place until March 15, 2017.
On December 29, 2016, the Court issued an Order denying the Defendants’ motion to dismiss the Amended Brosz Complaint. Therein, the Court concluded that Brosz had sufficiently alleged that there was reason to doubt the Board’s business judgment in rejecting the Demand. Further, the Court ordered that the Brosz Action be consolidated with the Consolidated Action.
The SLC consisted of three directors, all of whom joined the Board after the events they were charged with investigating. The SLC’s investigation, conducted with the assistance of counsel independent of the Company, included the review of the same document databases available to Plaintiffs’ Counsel, interviews of fifteen witnesses, and consultation with an expert on securities and corporate governance law and practice. At the conclusion of its investigation, the SLC prepared a 140-page report (the “SLC Report”) which concluded that the corporate waste claim was without merit and that it was in the best interests of the Company that the Action be dismissed. On April 12, 2017, Big Lots, by and through the SLC, filed a motion seeking to file the SLC Report under seal. On April 21, 2017, the Court allowed the SLC Report to be filed under seal and the SLC distributed the SLC Report and its appendices to all parties. In its April 21, 2017 Order, the Court directed the parties to meet and confer regarding what discovery was still outstanding, what discovery was needed based on the SLC Report, and a proposed case schedule moving forward. The Court also directed the parties to file a joint status report with the result of those discussions. The parties submitted the joint status report on May 1, 2017. According to the status report, despite discussions on two separate occasions, the parties were unable to agree on whether merits discovery should proceed pending the SLC’s anticipated motion to dismiss or how discovery related to the SLC Report should move forward. Accordingly, the parties submitted two vastly different proposed schedules.
Following briefing on both the scope of SLC discovery and whether merits discovery should proceed simultaneously therewith, on May 19, 2017, the Court found that merits discovery should proceed, as well as complete discovery on the SLC’s motion to dismiss (the “SLC Motion to Dismiss”), which was filed under seal on May 18, 2017 and entered a schedule governing further proceedings. The Defendants appealed the portion of the decision that allowed merits discovery, and, in the alternative, requested that the District Court certify to the Ohio Supreme Court the question of whether Ohio law requires a stay of all merits proceedings when an SLC has filed a motion to dismiss. In addition, several Ohio corporations and a law professor sought leave to file a brief as amici curiae. In an Opinion and Order dated June 6, 2017, the Court overruled the objection to the discovery order, denied the motion to certify the question to the Ohio Supreme Court, and denied leave to file a brief as amici curiae.
In accordance with the May 19, 2017 decision, Plaintiffs reconvened merits discovery and commenced discovery on the SLC Motion to Dismiss. On May 30, 2017, the Plaintiffs served document requests on the SLC and Big Lots regarding the SLC’s investigation and SLC Report, and the SLC identified the documents it reviewed and/or cited in the SLC Report that it would not produce. On June 1, 2017, Big Lots produced nearly 1,000,000 pages of documents in response to the Plaintiffs’ May 30, 2017 document requests. On June 12, 2017, Big Lots and the SLC served responses to the document requests, and the SLC produced, approximately, an additional 17,000 pages of documents.
Upon review of the production made by Big Lots, the Plaintiffs identified documents which they believed should have been produced by the Company much earlier in the litigation. On June 13, 2017, Lead Counsel contacted counsel for Defendants and counsel for the SLC about this issue and a meet and confer was scheduled for the following day. On June 14, 2017, Lead Counsel met and conferred with counsel for the Individual Defendants, Big Lots and the SLC, but Defendants did not agree that the documents should have been produced earlier in the litigation and the parties were unable to reach a resolution at that time. Accordingly, the Plaintiffs sought a discovery conference with the Court to address this issue and request an extension of the deadlines set forth in the then-current discovery order. On June 15, 2017, the Court held a telephonic conference and heard argument from the parties and, later that day, entered an order extending certain discovery deadlines.
On July 7, 2017, the SLC produced (1) approximately 10,000 additional pages of documents in response to the Plaintiffs’ document request, and (2) privilege and redaction logs containing several hundred entries pertaining to documents and other information over which the SLC had asserted privilege on behalf of itself and the Company. Upon reviewing the privilege and redactions logs, Lead Counsel identified what they believed to be certain deficiencies and sought a meet and confer with counsel for the SLC to address these issues. On July 26, 2017, Lead Counsel and counsel for the SLC conducted a meet and confer. On August 2, 2017, Lead Counsel submitted a comprehensive email to counsel for the SLC memorializing the purported deficiencies in the SLC’s privilege and redaction log which were addressed at the meet and confer session. On August 9, 2017, Lead Counsel held a second meet and confer on this issue with counsel for the SLC. The following day, counsel for the SLC provided Lead Counsel with an updated privilege log identifying entries which were to be removed and the documents and information underlying those entries which the SLC would not produce.
While moving forward with discovery in connection with the SLC Motion to Dismiss, the Plaintiffs were engaged in a thorough review of the over 293,000 pages of documents which the SLC and Big Lots produced in early June. In addition, on July 21, 2017, the Plaintiffs issued a notice to depose the three (3) members of the SLC and an expert retained by the SLC in connection with its investigation, and on August 10, 2017, noticed the depositions of eleven (11) current and/or former employees of Big Lots, including each of the Director Defendants whose depositions were originally noticed by the Consolidated Plaintiffs on December 12, 2016, after Big Lots had requested a stay of discovery pending the SLC’s investigation.
Renewed Settlement Discussions and Negotiations
During the Summer of 2017, the Parties, including the SLC, recommenced settlement discussions with the assistance and oversight of the Mediator. In connection with those discussions, in early August 2017, the Plaintiffs submitted a revised settlement demand to counsel for the Individual Defendants, the SLC and the Company. Later that month, the Parties reached an agreement to attend a mediation before the Mediator to further explore a potential settlement.
Thereafter, throughout September and October, the Parties engaged in extensive arm’s-length negotiations, all of which were overseen and assisted by the Mediator. On October 25, 2017, the Mediator made a proposal on the monetary component of the Settlement consideration (set forth in Section IV below) which the Parties and the SLC accepted. On October 31, 2017, the Parties, including the SLC, finalized their negotiations and agreed upon the corporate governance reforms as part of the Settlement consideration (set forth in Section IV below). After these agreements were reached, the Mediator made a proposal on the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel for the benefits they achieved for Plaintiffs (set forth in Section X below), the Company and Big Lots’ stockholders in connection with the Settlement, which Plaintiffs accepted and Defendants and the SLC agreed not to object to.

III.	REASONS FOR THE SETTLEMENT
Plaintiffs believe that the claims asserted in this Action have merit and that there is evidence to support these claims. However, Plaintiffs recognize the risk, expense and length of continued proceedings necessary to prosecute the Action through trial and appeal. Plaintiffs have taken into account the uncertain outcome and risk of further litigation, especially in a complex litigation such as this Action, as well as the difficulties and delays inherent in such litigation, particularly delays and appeals, even assuming Plaintiffs defeat the SLC Motion to Dismiss and prevail at trial. Plaintiffs have also taken into account the possible defenses and the substantial benefits Big Lots and its stockholders will receive from the Settlement. Plaintiffs and their counsel have determined that the Settlement set forth in the Stipulation confers substantial benefits upon, and is fair, reasonable and adequate to, Big Lots, and that it is in their best interests to consummate the Settlement in accordance with the terms and conditions of the Stipulation. Plaintiffs’ Counsel base this conclusion upon, among other things, their extensive investigation during the development, prosecution and settlement of the Action, which included, inter alia: (i) inspecting, reviewing and analyzing the Company’s filings with the SEC; (ii) researching corporate governance issues; (iii) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; and (iv) reviewing and analyzing over one million pages of non-public documents produced by Defendants and the SLC in the Action.
Defendants are entering into the Stipulation solely to eliminate the uncertainty, burden and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and the Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever.

IV.	THE SETTLEMENT
The Settlement achieves two types of relief for Big Lots and its stockholders: (1) a monetary payment to the Company; and (2) corporate governance reforms.
The Cash Settlement Payment

The Company’s insurance carriers will pay to the Company the sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00) within fifteen (15) business days of the entry of the Preliminary Approval Order (the “Cash Settlement Payment”), or the provision to its insurance carriers of the necessary wire transfer information, including bank name and address, and account, ABA, routing, and federal tax identification numbers, the entire amount of which shall be placed in escrow by the Company upon receipt, and shall be held in (except to the extent such escrow funds may be used for payment of the Fee and Expense Award and Willis Defense Costs as set forth herein) escrow until the Settlement becomes effective. In the first instance, the Cash Settlement Payment (net of the Fee and Expense Award) shall be used by the Company to pay for costs associated with the defense and/or settlement of a pending securities class action involving the Company captioned Willis v. Big Lots, Inc., et al., No. 2:12-cv-00604-MHW-KAJ (S.D. Ohio) (the “Willis Class Action”). The Company may access the funds in escrow (net of the Fee and Expense Award) to pay such costs (the “Willis Defense Costs”) beginning on the date such Cash Settlement Payment is placed in escrow. In the event funds remain of the Cash Settlement Payment following final resolution of the Willis Class Action (including all appeals and/or required court approvals), the Company may use the remaining Cash Settlement Payment funds for general corporate purposes, however such funds will not under any circumstances revert back to the insurance carriers.
Corporate Governance Reforms
The Settlement also provides for reforms designed to improve the Company’s overall corporate governance and deter wrongdoing. In connection therewith, the Settlement provides for corporate governance reforms, such as revisions to the Company’s insider trading policy and the maintenance of Big Lots’ ability to recoup incentive-based compensation from Company employees who commit actionable wrongdoing pursuant to Big Lots’ compensation clawback policy. In addition to these reforms, the Settlement also provides for, among other things, improvements to Big Lots’ directorial and managerial training programs, mandatory director attendance at the Company’s annual meeting of stockholders, and the maintenance of an anonymous communication channel for Big Lots employees and other individuals to report suspected wrongdoing at the Company. In addition to the foregoing, the Defendants have acknowledged that Plaintiffs’ prosecution of the Action was a material consideration in connection with corporate governance reforms which have already been implemented by the Company, such as the adoption of a compensation clawback policy in March 2017 and reforms made to the Company’s corporate governance guidelines, insider trading policy and related-person transaction policy in 2016.

V.	SETTLEMENT HEARING
The Court has scheduled a Settlement Hearing which will be held on                    , 2018 at    :    a.m. before the Court at 85 Marconi Boulevard, Columbus, Ohio 43215 (the “Settlement Hearing”) to:
a.    determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of Big Lots and its stockholders;
b.    determine whether Judgment should be entered pursuant to the Stipulation;
c.    consider Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses; and
d.    rule on such other matters as the Court may deem appropriate.
The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including consideration of the application for an award of attorneys’ fees and expenses,

without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.
The Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties and without further notice to Current Big Lots Stockholders.

VI.	RIGHT TO APPEAR AND OBJECT
Any person who owns shares of Big Lots common stock as of the date of this notice through the date of the Settlement Hearing may appear at the Settlement Hearing to show cause why the proposed Settlement should not be approved; why the Judgment should not be entered thereon; or why Plaintiffs’ Counsel application for an award of attorneys’ fees and expenses should not be granted; provided, however, that no such person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, the Judgment to be entered approving the same, or the application for the Fee and Expense Award, unless such person has filed with the Clerk of the United States District Court for the Southern District of Ohio, 85 Marconi Boulevard, Columbus, Ohio 43215, and served (by hand, first-class mail or express service) on counsel at the addresses below, a written notice of objection that includes: (i) the objector’s name, address and telephone number (and if represented, that of his, her or its counsel), along with a representation as to whether the objector intends to appear at the Settlement Hearing; (ii) proof that the objector owned shares of Big Lots common stock as of the date of this notice, and continues to hold such shares; (iii) a statement of the objections to any matters before the Court, the grounds for the objections or the reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; and (iv) if the objector has indicated that he, she or it intends to appear at the Settlement Hearing, the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Hearing. Any such objection must be filed with the Court and received by the below-noted counsel by no later than twenty-one (21) calendar days prior to the Settlement Hearing.
Counsel for Consolidated Plaintiffs
David L. Wales, Esq.
Bernstein Litowitz Berger & Grossmann LLP
1251 Avenue of the Americas
New York, NY 10020
Robin Winchester, Esq.
Kessler Topaz Meltzer & Check, LLP
280 King of Prussia Road
Radnor, PA 19087
Counsel for Big Lots
James D. Abrams
Arthur F. McMahon, III
Taft Stettinius & Hollister LLP
65 East State Street, Suite 1000
Columbus, OH 43215
Counsel for the SLC
Robert W. Trafford
Porter Wright Morris & Arthur LLP
41 South High Street Suites 2800-3200
Columbus, Ohio 43215-6194
Counsel for the Individual Defendants
William D. Kloss, Jr.
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
P.O. Box 1008
Columbus, Ohio 43216-1008
Michael A. Paskin, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, or any award of attorneys’ fees and expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

VII.	INTERIM INJUNCTION
Pending final determination of whether the Settlement should be approved, no Current Big Lots Stockholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons (defined below) any action or proceeding in any court, tribunal, or jurisdiction asserting any of the Released Claims (defined below).

VIII.	ORDER AND FINAL JUDGMENT OF THE COURT
The Parties will jointly request at the Settlement Hearing that the Court determine and enter Judgment concluding that the Settlement is fair, reasonable, adequate, and in the best interests of Big Lots and it stockholders. The Judgment shall, among other things:
a.    Determine that the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process have been satisfied in connection with the Notice;
b.    Approve the Settlement as fair, reasonable, adequate, and in the best interests of Big Lots and its stockholders;
c.    Dismiss the Action with prejudice on the merits, as against any and all Defendants, without costs except as herein provided, and release the Released Claims; and
d.    Determine any award of attorneys’ fees and reimbursement expenses to Plaintiffs’ Counsel.

IX.	RELEASES
Effective upon the effective date of the Settlement, the Action and the Released Claims will be dismissed with prejudice, on the merits and without costs, except as provided for in the Stipulation, and
a.    the Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Released Claims. Upon final approval of the Settlement, the Releasing Persons shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal or foreign law or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release shall include a release of Unknown Claims (as defined herein).
b.    Upon the Effective Date, Defendants and the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, and Plaintiffs’ Counsel from all claims, sanctions, actions, liabilities or damages (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.
c.    “Releasing Persons” means Plaintiffs and all Current Big Lots Stockholders, their corporate families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, insurers, re-insurers, accountants, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns.

d.    “Released Persons” means any and all Defendants and any of their families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, insurers, re-insurers, accountants, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns.
e.    “Released Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, common or foreign law, that (i) were asserted in the Complaint, or (ii) could have been asserted in any forum derivatively on behalf of the Company, or by the Company directly, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Complaint; provided, however, that the Released Claims shall not include any claims arising out of, based upon, or relating to the enforcement of the Settlement. For the avoidance of doubt, the Released Claims do not include: (i) any direct claims of any Big Lots stockholder, including, without limitation, any claims arising out of, based upon, or relating to the federal or state securities laws, including, without limitation, any of the claims asserted in the Willis Class Action; or (ii) any claims that arise out of, are based upon, or relate to any conduct of the Released Persons after October 31, 2017.
f.    “Unknown Claims” means any rights pursuant to section 1542 of the California Civil Code (or any similar, comparable, or equivalent provision of any federal, state, or foreign law, or principle of common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF

KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Plaintiffs acknowledge that Plaintiffs, Big Lots’ Current Stockholders, or both may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, as Plaintiffs and derivatively on behalf of Big Lots, to settle and release fully, finally, and forever any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, without regard to the subsequent discovery or existence of such additional or different facts. Plaintiffs acknowledge and Big Lots’ Current Stockholders shall be deemed by operation of the entry of a final order and judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for and is an integral element of the Settlement.

X.	APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES
After all of the material terms of the Settlement were agreed upon, Lead Counsel engaged in mediation with Defendants and the SLC concerning an appropriate award of attorneys’ fees and litigation expenses to be paid to Plaintiffs’ Counsel for the benefits achieved in the Settlement. As part of those discussions, the mediator made a proposal that Lead Counsel be paid One Million, Two-Hundred Fifty Thousand Dollars ($1,250,000.00) (the “Fee and Expense Award”), subject to Court approval, which Lead Counsel accepted and to which Defendants and the SLC agreed not to object. This award is to be paid from (and out of) the Cash Settlement Payment, and Defendants will not oppose such request. This award is not a necessary term of the Stipulation and is not a condition of the Settlement embodied therein, and the failure of the Court to approve any requested attorneys’ fees and expenses, in whole or in part, shall have no effect on the Settlement.

Except as expressly provided in the Stipulation, the Parties shall bear their own fees, costs and expenses, and no Party shall assert any claim for expenses, costs and fees against any other Party.

XI.	SCOPE OF THIS NOTICE
This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims and defenses which have been asserted by the Parties, and the terms and conditions of the Settlement, including a complete copy of the Stipulation, Current Big Lots Stockholders are referred to the documents filed with the Court. You or your attorney may examine the court files during regular business hours of each business day at the office of the Clerk of the Court, 85 Marconi Boulevard, Columbus, Ohio 43215.

XII.	FURTHER INFORMATION
Inquiries or comments about the Settlement may be directed to the attention of Lead Counsel:

David L. Wales, Esq.
Bernstein Litowitz Berger & Grossmann LLP
1251 Avenue of the Americas
New York, NY 10020

Robin Winchester, Esq.
Kessler Topaz Meltzer & Check, LLP
280 King of Prussia Road
Radnor, PA 19087

Form and substance approved by Court Order dated                    , 201

EXHIBIT C

IN THE UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF OHIO
EASTERN DIVISION

IN RE BIG LOTS, INC. SHAREHOLDER LITIGATION	Case No. 2:12-cv-00445-MHW-KAJ

[PROPOSED] ORDER AND FINAL JUDGMENT APPROVING
SETTLEMENT
This action has come before the Court upon the unopposed motion of Louisiana Municipal Police Employees’ Retirement System (“LAMPERS”) and City of Atlanta Firefighters’ Pension Fund (“Atlanta Firefighters,” and together with LAMPERS, “Lead Plaintiffs”), plaintiff Lorene Lamb (“Lamb,” and together with LAMPERS and Atlanta Firefighters, the “Consolidated Plaintiffs”), and additional plaintiff Alan Brosz (“Brosz,” and together with the Consolidated Plaintiffs, “Plaintiffs”), for final approval of the Stipulation and Agreement of Settlement (the “Stipulation”) dated December 14, 2017, with defendants Jeffrey Paul Berger, Steven S. Fishman, David T. Kollat, Brenda J. Lauderback, Philip E. Mallot, Russell Solt, and Dennis B. Tishkoff, Joe R. Cooper, Charles W. Haubiel II, Timothy A. Johnson, Robert Craig Claxton, John Charles Martin, Norman J. Rankin, Paul Alan Schroeder, Robert Samuel Segal, and Steven Ray Smart (the “Individual Defendants”), and nominal defendant Big Lots, Inc. (“Big Lots” or the “Company,” and together with the Individual Defendants, the “Defendants”), acting through its Special Litigation Committee (“SLC”), which sets forth the terms and conditions of the proposed settlement (the “Settlement”) of the above-captioned stockholder derivative action (the “Action”), subject to review and approval by the Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure.
By Order dated                    , 201   , the Court granted preliminary approval of the proposed Settlement and set the date and time for a Settlement Hearing (the “Preliminary Approval Order”).

The Preliminary Approval Order also set forth certain procedures for notifying Current Big Lots Stockholders, as well as allowing Current Big Lots Stockholders to object to the Settlement terms. On                    , 2018, after full briefing, the Court held the Settlement Hearing.
Reasonable and adequate notice having been given to Current Big Lots Stockholders as required in the Preliminary Approval Order, and the Court having considered all of the papers filed and proceedings had in this matter and otherwise being fully informed in the premises and good cause appearing therefor, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1.	This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used in this Judgment shall have the same meaning as set forth in the Stipulation.

2.	The Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Parties.

3.
The Court finds that the Settlement set forth in the Stipulation is fair, reasonable and adequate as to each of the Parties, and hereby finally approves the Settlement in all respects, finds that the Settlement set forth in the Stipulation provides substantial benefits to Plaintiffs, to Big Lots and to its stockholders, and orders the Parties to perform its terms to the extent the Parties have not already done so.

4.
The Action, all claims contained therein, and the Released Claims, are hereby ordered as compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings in the Action and this Judgment. The Parties are each to bear their own costs, except as otherwise provided in the Stipulation.

5.
Upon the Effective Date, the Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Released Claims. The Releasing Persons shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal or foreign law or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release shall include a release of Unknown Claims.

6.
Upon the Effective Date, Defendants and the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, and Plaintiffs’ Counsel from all claims, sanctions, actions, liabilities or damages (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.

7.
The Released Claims do not include: (i) any direct claims of any Big Lots stockholder, including, without limitation, any claims arising out of, based upon, or relating to the federal or state securities laws, including, without limitation, any of the claims asserted in the Willis Class Action; or (ii) any claims that arise out of, are based upon, or relate to any conduct of the Released Persons after October 31, 2017.

8.	The Court finds that Notice of the Settlement has been given to Current Big Lots Stockholders pursuant to and in the manner directed in the Preliminary

Approval Order; proofs of compliance with the notice procedures set forth in the Preliminary Approval Order were filed with the Court; and full opportunity to be heard has been offered to all Parties and all Current Big Lots Stockholders. The form and manner of the Notice provided is hereby confirmed to fully satisfy the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process, and it is further determined that Plaintiffs and all Current Big Lots Stockholders are bound by this Judgment.

9.
Plaintiffs’ Counsel are hereby awarded attorneys’ fees and expenses in the amount of $        , which amount the Court finds to be fair and reasonable and which shall be paid to Lead Counsel in accordance with the terms of the Stipulation.

10.	The Court finds that, during the course of the Action, the Parties and their counsel at all times complied with Rule 11 of the Federal Rules of Civil Procedure and all similar rules and laws.

11.
The provisions contained in this Stipulation (including any exhibits attached hereto) shall not be deemed a presumption, concession, or admission by any Party of any fault, liability, or wrongdoing, or the presence or lack of merit as to any facts or claims alleged or asserted in the Action or in any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received into evidence or otherwise used by any person in the Action or in any other action or proceeding, whether civil, criminal, or administrative, except in connection with any proceeding to enforce the terms of the Settlement. The Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12.
Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (i) implementation of the Settlement; and (ii) the Parties for the purpose of construing, enforcing and administering the Stipulation and the Settlement, including, if necessary, setting aside and vacating this Judgment, on motion of a Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

13.	This Judgment is a final, appealable judgment and shall be entered forthwith by the Clerk in accordance with Rule 58 of the Federal Rules of Civil Procedure.
IT IS SO ORDERED.

DATED: , 201	MICHAEL H. WATSON UNITED STATES DISTRICT JUDGE